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                                                                     EXHIBIT 8.1

                  [Wilson Sonsini Goodrich & Rosati Letterhead]



DRAFT S4 HEALTHEON SHORT FORM OPINION


                               September __, 1999



Healtheon Corporation
4600 Patrick Henry Road
Santa Clara, CA 95054

     Re: Merger among Healtheon Corporation ("Healtheon"), a Delaware corporation, WebMD, Inc. ("WebMD"), a Georgia corporation, and Water Acquisition Corp., a Georgia corporation.
          Merger among Healtheon, MedE America Corporation ("MedE"), a Delaware corporation, and Merc Acquisition Corp., a Delaware corporation

Ladies and Gentlemen:

     We have acted as counsel to Healtheon in connection with the proposed merger (the ?WebMD Merger?) of a transitory merger subsidiary wholly-owned by Healtheon ("WebMD Merger Sub?), with and into WebMD pursuant to an Agreement and Plan of Merger dated as of May 20, 1999 [and amended as of September __, 1999], (the "WebMD Merger Agreement?) and in connection with the proposed merger (the ?MedE Merger?) of another transitory merger subsidiary wholly-owned by Healtheon ("MedE Merger Sub?), with and into MedE pursuant to an Agreement and Plan of Merger dated as of April 20, 1999 and amended as of August 2, 1999 (the "MedE Merger Agreement?). The WebMD Merger, the MedE Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the ?Registration Statement?) of Healtheon which includes the Information Statement/Prospectus of Healtheon, WebMD, MedE and Greenberg News Networks, Inc. (the ?Information Statement/Prospectus?). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Information Statement/Prospectus.

     In connection with this opinion, we have examined and are familiar with the WebMD and MedE Merger Agreements, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the WebMD and MedE Mergers will be consummated in the

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Healtheon Corporation
September __, 1999
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manner contemplated by the Information Statement/Prospectus and in accordance with the provisions of the WebMD and MedE Merger Agreements, respectively; (ii) the truth and accuracy of the representations and warranties made by Healtheon, WebMD, WebMD Merger Sub, MedE, and MedE Merger Sub in the WebMD and MedE Merger Agreements, respectively; and (iii) the truth and accuracy in all material respects of the certificates of representations to be provided to us by Healtheon, WebMD, WebMD Merger Sub, MedE, and MedE Merger Sub.

     Because this opinion is being delivered prior to the Effective Times of the WebMD Merger and the MedE Merger it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States Federal income tax consequences considerations of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

     Based upon and subject to the foregoing, in our opinion, the discussions contained in the Registration Statement under the captions "Material U.S. federal income tax considerations consequences of the WebMD merger," and "Material U.S. federal income tax considerations consequences of the MedE AMERICA merger," subject to the limitations and qualifications described therein, set forth the material United States Federal income tax considerations generally applicable to the WebMD Merger and the MedE Merger, respectively.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the WebMD and MedE Mergers, including the Information Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,



                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation